                                                                 Exhibit D - 4.1

February 23, 1996

U.S. Nuclear Regulatory Commission
Attn:  Document Control Desk
Mail Station P1-137
Washington, D.C.  20555                              ULNRC-03341



Gentlemen:



                             DOCKET NUMBER 50-483
                                CALLAWAY PLANT
               REVISION TO FACILITY OPERATING LICENSE NO. NPF-30
               -------------------------------------------------

     Union Electric Company herewith transmits an application for amendment to Facility Operating License No. NPF-30 for Callaway Plant.

     Union Electric Company ("Union Electric") is the holder of Facility Operating License No. NPF-30 ("the License") for Callaway Plant Unit No. 1 ("Callaway"). It has entered into a merger agreement with CIPSCO Incorporated which provides for Union Electric to become a wholly-owned operating company of Ameren Corporation ("Ameren"), a registered public utility holding company under the Public Utility Holding Company Act of 1935, as amended. By this Application, Union Electric requests that the License be amended, pursuant to 10 C.F.R. (S)
50.90 to reflect Union Electric's status as an operating company subsidiary of Ameren.

     Attachments 1 and 2 contain the Application of Union Electric Company for Amendment of License No. NPF-30 and Safety Evaluation, and the Proposed Operating License Change in support of this amendment request, respectively. The Application references four Exhibits: The Agreement and Plan of Merger, the Ameren Corporation Unaudited Pro Forma Combined Condensed Balance Sheet, the Significant Hazards Evaluation, and the Environmental considerations. This change request has been approved by the Callaway Onsite Review Committee and the Nuclear Safety Review Board.

     We are requesting that the NRC Staff please expedite their review of this submittal so that the requested

U.S. Nuclear Regulatory Commission
Page 2


amendment will be issued by August 1996 to facilitate the completion of the Merger.

     If you have any questions concerning this matter, please contact me.

                                       Very truly yours,



                                       /s/ Donald F. Schnell



JMC:mas

Attachments:  1)  Application for Amendment of License
                  and Safety Evaluation
                  (includes 4 Exhibits)
               2)  Proposed Operating License Change

                                                                    Attachment 1
                                                                     ULNRC-03341



                             ATTACHMENT 1 CONTENTS
                             ---------------------



1)   APPLICATION FOR AMENDMENT AND SAFETY EVALUATION
     PAGES 1 THRU 15

2)   EXHIBIT 1 - AGREEMENT AND PLAN OF MERGER

3)   EXHIBIT 2 - AMEREN CORPORATION BALANCE SHEET

4)   EXHIBIT 3 - SIGNIFICANT HAZARDS CONSIDERATION

5)   EXHIBIT 4 - ENVIRONMENTAL CONSIDERATION

                   APPLICATION OF UNION ELECTRIC COMPANY FOR
             AMENDMENT OF LICENSE NO. NPF-30 AND SAFETY EVALUATION
             -----------------------------------------------------

I.  INTRODUCTION
    ------------

     Union Electric Company ("Union Electric") is the holder of Facility Operating License No. NPF-30 ("License") for Callaway Plant Unit No. 1 ("Callaway"). It has entered into a merger agreement with CIPSCO Incorporated ("CIPSCO") which provides for Union Electric to become a wholly-owned operating company of Ameren Corporation ("Ameren"), a registered public utility holding company under the Public Utility Holding Company Act of 1935, as amended ("the 1935 Act"). By this Application, Union Electric requests that the License be amended, pursuant to 10 C.F.R. (S) 50.90 to reflect Union Electric's status as an operating company subsidiary of Ameren.

     The Agreement and Plan of Merger among Union Electric, CIPSCO, Ameren, and Arch Merger, Inc., dated August 11, 1995 ("the Merger Agreement"), is attached as Exhibit 1. Pursuant to the Merger Agreement, Union Electric, Central Illinois Public Service Company ("CIPS") (CIPSCO's principal utility operating subsidiary) and CIPSCO Investment Company (CIPSCO's subsidiary for conducting non-utility businesses) will become wholly-owned operating subsidiaries of Ameren.

     Union Electric, a Missouri corporation, is the largest electric utility in Missouri. It supplies electric service to customers in its service territories in Missouri and Illinois having an estimated population of 2,600,000 within an area of approximately 24,500 square miles, including the greater St. Louis area. In addition, Union Electric supplies natural gas service to the public in ninety (90) Missouri communities, and in Alton, Illinois and vicinity.

     CIPSCO, an Illinois corporation, is the parent holding company of CIPS, CIPSCO's principal utility operating subsidiary. CIPSCO conducts its non-utility businesses through a second subsidiary, CIPSCO Investment Company ("CIC"), an Illinois corporation. CIPS serves 317,000 retail electric customers and 166,000 natural gas customers in its 20,000 square mile central and southern Illinois service territory having an estimated population of 820,000.

     Ameren is a Missouri corporation fifty percent (50%) of which is owned by each of Union Electric and CIPSCO. Ameren was formed by Union Electric and CIPSCO for the purpose of effecting the transactions contemplated by the Merger Agreement. After the merger, Ameren will be the holding company for Union Electric, CIPS, and the other subsidiaries of CIPSCO. Ameren will be a public utility holding company registered under the 1935 Act. The principal executive office of Ameren will be located at 1901 Chouteau Avenue, St. Louis, Missouri 63103.

     Arch Merger, Inc. is a Missouri corporation wholly-owned by Ameren which was created to effect the Union Electric merger. It has no operations except as contemplated by the Merger Agreement.

     Callaway is a nuclear powered generating facility which is solely-owned and operated by Union Electric in accordance with the License. After the merger, Union Electric, as a subsidiary of Ameren, will continue to own and operate Callaway.

II.  THE MERGER
     ----------

     The Merger Agreement provides for two separate mergers ("the Merger").

     A. The Union Electric Merger in which Arch Merger, Inc. will be merged with and into Union Electric with Union Electric to be the surviving corporation, and

     B. The CIPSCO Merger in which CIPSCO will be merged with and into Ameren with Ameren to be the surviving corporation.

     The surviving corporate structure will have Ameren as the holding company with Union Electric, CIPS and CIPSCO Investment Co. as subsidiaries.

     Pursuant to the Merger Agreement, each outstanding share of Union Electric Common Stock, with some exceptions as specified in Exhibit 1, will be exchanged for one share of Ameren Common Stock. Each share of Union Electric Preferred Stock, with some exceptions as specified in Exhibit 1, will remain outstanding and unchanged. Each share of CIPSCO Common Stock, with some exceptions as specified in Exhibit 1, will be exchanged for 1.03 shares of Ameren Common Stock. As a result of the Merger, the common shareholders of Union Electric and CIPSCO immediately prior to the Merger (except for the holders of Union Electric Dissenting shares) will all be common shareholders of Ameren immediately upon the consummation of the Mergers.

     The Merger will have no effect on the operation of Callaway or the provisions of its License. Union Electric will continue to own and operate Callaway after the Merger, as required by the License.

     Proxy materials were distributed to the shareholders of Union Electric and CIPSCO on November 13, 1995. Special meetings of the shareholders of Union Electric and CIPSCO were held on December 20, 1995. The shareholders of both companies approved the Merger Agreement.

     In addition to this Application, other applications, reviews or proceedings regarding the Merger are pending before the Federal Energy Regulatory Commission ("FERC"), the Missouri Public Service Commission ("MPSC"), and the Illinois Commerce Commission ("ICC"). Also, an application will be filed in the near future with the Securities and Exchange Commission ("SEC") regarding the Merger.

     The information required to be included in an application to amend a license pursuant to 10 C.F.R. (S) 50.90 is stated below./1/ This information demonstrates that the requested consent is consistent with applicable provisions of law, NRC regulations and NRC orders. Antitrust information is set forth in
Section V below.

III.  DESCRIPTION OF PROPOSED CHANGE
      ------------------------------

     The Merger requires no change in the design or operation of Callaway. Furthermore, the Merger does not require any change to the Technical Specifications for Callaway. However, after the Merger, Union Electric will become a wholly-owned operating

------------
/1/ Since Union Electric will continue to own and operate Callaway after the Merger, no transfer of the License is necessary pursuant to 10 C.F.R. (S) 50.80. However, this application proposes an amendment to reflect in the License Union Electric's status as an operating company subsidiary of Ameren.

subsidiary of Ameren. Therefore, the Merger may be deemed to effect a change in the control of the owner of Callaway, Union Electric. Accordingly, this Application requests the License be amended to reflect the effective change in control of the owner of Callaway, Union Electric, as a result of the Merger.

     With regard to the amendment of the License, Union Electric specifically requests the NRC to add a footnote after the words "Union Electric Company" in Paragraph 1.A of NPF-30 which states:

     "As of the closing of the Merger contemplated by the Agreement and Plan of Merger, by and among Union Electric Company, CIPSCO Incorporated, Ameren Corporation and Arch Merger, Inc., dated August 11, 1995, Union Electric Company is a wholly-owned operating subsidiary of Ameren Corporation."


IV.  GENERAL INFORMATION CONCERNING THE LICENSEE
     -------------------------------------------

A.  Name and Address of Current Licensee
    ------------------------------------

               Union Electric Company
               1901 Chouteau Avenue
               P.O. Box 149
               St. Louis, MO  63103

B.  Name and Address of Proposed Licensee
    -------------------------------------

     After the Merger, Union Electric will continue to own and operate Callaway. Union Electric's address will not change as a result of the Merger.

C.   Description of Business or Occupation of Licensee
     -------------------------------------------------

     Following the Merger, Union Electric will continue to be engaged principally in the generation, transmission, distribution, and retail and wholesale sale of electricity in Missouri. Union Electric will also continue to be engaged in the distribution and retail sale of natural gas in Missouri.

D.  Organization and Management of Licensee
    ---------------------------------------

     Union Electric is an independent, investor-owned public utility, duly organized and existing under the laws of the State of Missouri. Its corporate headquarters is located in St. Louis, Missouri. Following the Merger, Union Electric will become a wholly-owned operating subsidiary of Ameren and it shall maintain its corporate headquarters in St. Louis.

     The officers of Union Electric, all of whom are citizens of the United States, can be reached at 1901 Chouteau Avenue, St. Louis, Missouri 63103. Their names and titles are:

Charles W. Mueller                     President and
                                       Chief Executive Officer

Donald E. Brandt                       Senior Vice President
                                       Finance & Corporate Services

Robert O. Piening                      Senior Vice President
                                       Power Operations

Donald F. Schnell                      Senior Vice President
                                       Nuclear

Charles J. Schukai                     Senior Vice President
                                       Customer Services

Paul A. Agathen                        Senior Vice President
                                       Energy Supply Service

M. Patricia Barrett                    Vice President
                                       Corporate Communications

Charles A. Bremer                      Vice President
                                       Information Services

Donald W. Capone                       Vice President
                                       Engineering & Construction

William J. Carr                        Vice President
                                       Customer Services-Regional

Jean M. Hannis                         Vice President
                                       Human Resources

William E. Jaudes                      Vice President
                                       General Counsel

R. Alan Kelley                         Vice President
                                       Energy Supply

Michael J. Montana                     Vice President
                                       Supply Service

Garry L. Randolph                      Vice President
                                       Nuclear Operations

Gary L. Rainwater                      Vice President
                                       Corporate Planning

Robert J. Schukai                      Vice President
                                       Power Plants

William C. Shores                      Vice President
                                       Customer Services-Metropolitan

Samuel E. Willis                       Vice President
                                       Industrial Relations

Ronald C. Zdellar                      Vice President
                                       Customer Services-Division Support

Jerre Birdsong                         Treasurer

Joseph M. Pfeifer                      Controller

James C. Thompson                      Secretary


     The Directors of Union Electric, all of whom are citizens of the United States, can all be reached c/o James C. Thompson, Secretary, Union Electric Company, 1901 Chouteau Avenue, St. Louis, Missouri 63103. Their names are:

               William E. Cornelius
               Thomas A. Hays
               Thomas H. Jacobsen
               Richard A. Liddy
               John Peters MacCarthy
               Paul L. Miller, Jr.

               Charles W. Mueller
               Robert H. Quenon
               Harvey Saligman
               Janet Weakley


     The Merger Agreement provides that after the Merger, the Board of Directors of Union Electric, as the surviving corporation in the Union Electric Merger, shall initially consist of Mr. Charles W. Mueller (President and Chief Executive Officer of Union Electric), Mr. Clifford L. Greenwalt (President and Chief Executive Officer of CIPSCO) and such other nominees as shall be determined by the company. When the remaining Directors of Union Electric are selected, Union Electric will submit their names as part of the annual financial report provided to the NRC pursuant to 10 C.F.R. 50.71(b). Furthermore, all Directors selected will be citizens of the United States.

E.  Class and Period of License Applied For
    ---------------------------------------

     Union Electric seeks NRC consent that after the Merger, Union Electric will continue to own and operate Callaway, as a wholly-owned operating company subsidiary of Ameren. Therefore, Union Electric requests that its existing Class 103 license, NPF-30, be amended to reflect Union Electric's status as an operating company subsidiary of Ameren.

     The Merger will have no change on the duration of the License.

F.  Financial Aspects
    -----------------

     After the Merger, Union Electric remains committed to provide all funds necessary for the safe operation, maintenance, repair, decontamination and decommissioning of Callaway in conformance with NRC regulations, subject to the same conditions, terms, and obligations of the License. After the Merger, Union Electric's financial ability to fund the above costs will be equal to, or greater than, its ability without the Merger. The Merger will result in cost efficiencies to help maintain competitive rates. Ameren will be more effective in meeting the challenges of the increasingly competitive environment in the utility industry than Union Electric standing alone. The Merger will also result in integration of corporate and administrative functions, reduced operating costs through joint dispatch of the Union Electric and CIPS systems, purchasing economies, increased marketing opportunities in the wholesale and interchange markets, a more diverse service territory, and expanded management resources. The above synergies from the Merger will result in substantial cost savings which will benefit both shareholders and customers.

     Because Union Electric's ability after the Merger to provide all necessary funds for the safe operation, maintenance, repair, decontamination and decommissioning of Callaway will be equal to, or greater than its ability without the Merger, a full financial qualifications' review should not be necessary as a result of the approval requested in this Application.

     Nevertheless, the Ameren Corporation Unaudited Pro Forma Combined Condensed Balance Sheet at September 30, 1995 is attached as Exhibit 2. This information shows that Union

Electric remains financially qualified to carry out its financial commitments under the License after the Merger.

G.  Regulatory Agencies
    -------------------
     The regulatory agencies which have jurisdiction over Union Electric's rates and services are:

               Missouri Public Service Commission
               P.O. Box 360
               Jefferson City, MO  65102

               Illinois Commerce Commission
               527 East Capitol Avenue
               Springfield, IL  62706

               Federal Energy Regulatory Commission
               888 First Street, NE
               Washington, DC  20426


H.  Restricted Data
    ---------------

     This Application does not contain any restricted data or other defense information.

V.  ANTITRUST CONSIDERATIONS
    ------------------------

     The Merger is subject to a separate antitrust review by the FERC. In addition, it is subject to reviews by the Department of Justice ("DOJ") or the Federal Trade Commission ("FTC") and the expiration of the applicable waiting period under the Hurt-Scott-Rodino Antitrust Improvement Act of 1976 as amended (the "HSR Act"). Union Electric also intends to file an Application for Authorization and Approval of the Mergers with the SEC early in 1996. Because antitrust issues will be among the issues addressed by the FERC, the DOJ, and the FTC as discussed above, the NRC may rely on those proceedings and need not conduct its own antitrust review of the Merger.

     The NRC's deferral to agencies having primary jurisdiction in these matters is entirely consistent with Regulatory Guide 9.3, Regulatory Staff Position Statement on Anti-Trust Matters, which states, in relevant part, as follows:

          In general, reliance would be placed on the exercise of [FERC] and state jurisdiction regarding the specific terms and conditions of the sale of power, rates for transmission services and such matters as may be within the scope of their jurisdiction.

     Therefore, the NRC need not conduct an antitrust review of the Merger and can conclude that the Merger will not result in a "significant change" in the activities of Union Electric.

VI.  EFFECTIVE DATE
     --------------

     As discussed above, the Merger requires the approval of the FERC, the SEC, the MPSC, and the ICC. In addition, it is subject to review by the DOJ or the FTC and the expiration of the applicable waiting period under the HSR Act. The companies are working to complete the Merger in 1996. Therefore, Union Electric is seeking to obtain all necessary regulatory approvals prior to that time. Union Electric requests that the NRC review this request on a schedule that will result in final action as promptly as possible, and in any event prior to August 1, 1996. The license amendment shall be effective on issuance and will be implemented prior to the closing of the Merger.

VII.  COMMUNICATIONS REGARDING THIS APPLICATION
      -----------------------------------------

     All communications pertaining to this Application should be sent to:

            Joseph E. Birk
            Assistant to the Vice President
              and General Counsel
            Union Electric Company
            P.O. Box 149 (MC 1301)
            St. Louis, MO  63166

            William B. Bobnar
            Attorney
            Union Electric Company
            P.O. Box 149  (MC 1310)
            St. Louis, MO  63166

            Alan C. Passwater
            Manager-Licensing & Fuels
            Union Electric Company
            P.O. Box 149  (MC 470)
            St. Louis, MO  63166


VIII.  TECHNICAL ASPECTS
       -----------------

     Union Electric is neither requesting changes in the design and/or operation of Callaway nor any changes in the terms and conditions of the License or Technical Specifications. After consummation of the Merger, Union Electric will continue to operate and support Callaway using the existing organizational structure and personnel. The Merger will be described in the Callaway Final Safety Analysis Report ("FSAR"). In addition, no changes are required in the Physical Security Plan, Safeguards Contingency Plan, or the Radiological Emergency Response Plan ("RERP"). The proposed change to the Operating License does not involve an unreviewed safety question because the operation of the Callaway Plant with this change would not:

A. Increase the probability of occurrence or the consequences of an accident or malfunction of equipment important to safety previously evaluated in the safety analysis report. The proposed change does not affect accident initiators or assumptions. The radiological consequences of any accident previously evaluated remain unchanged. The change is an administrative change to reflect Union Electric's status as an operating company subsidiary of Ameren.

B. Create the possibility for an accident or malfunction of a different type than any previously evaluated in the safety analysis report. The proposed change does not create any new accident initiators nor involve any modifications or changes in the plant. The change is administrative and reflects Union Electric's status as an operating company subsidiary of Ameren.

C. Reduce the margin of safety as defined in the basis for any technical specification. The proposed change does not reduce the margin of safety assumed in any accident analysis or affect any safety limits. The change is administrative and reflects Union Electric's status as an operating company subsidiary of Ameren.

     On the basis of the above discussions and the considerations presented in the Significant Hazards Consideration (see Exhibit 3), the proposed change does not adversely affect or endanger the health or safety of the general public or involve a significant safety hazard.

XI.  ENVIRONMENTAL CONSIDERATIONS
     ----------------------------
     Environmental considerations are addressed in Exhibit 4.

X.   REQUEST FOR NRC ACTION
     ----------------------

     Union Electric requests, for the reasons stated above, that the NRC approve the proposed amendment request of the License which describes Union Electric as a wholly-owned subsidiary of Ameren Corporation as being consistent with the applicable provisions of law, regulations and orders issued by the NRC pursuant thereto.

Respectfully submitted,

UNION ELECTRIC COMPANY



By  /s/ Donald F. Schnell
    ---------------------
    Donald F. Schnell
    Senior Vice President
    Nuclear

STATE OF MISSOURI   )
                    )       SS
CITY OF ST. LOUIS   )



     Donald F. Schnell, of lawful age, being first duly sworn upon oath, says that he is Senior Vice President-Nuclear and an officer of Union Electric Company; that he has read the foregoing document and knows the content thereof; that he has executed the same for and on behalf of said Company with full power and authority to do so; and that the facts therein stated are true and correct to the best of his knowledge, information and belief.



                                       By /s/ Donald F. Schnell
                                          ---------------------
                                          Donald F. Schnell
                                          Senior Vice President
                                          Nuclear



     SUBSCRIBED and sworn to before me this 23rd day of February, 1996.



                                               Signature
                                          ---------------------
                                              Notary Public
cc:  T. A. Baxter, Esq.
     Shaw, Pittman, Potts & Trowbridge
     2300 N. Street, N.W.
     Washington, D.C.  20037

     M. H. Fletcher
     Professional Nuclear Consulting, Inc.
     19041 Raines Drive
     Derwood, MD  20855-2432

     L. Joe Callan
     Regional Administrator
     US Nuclear Regulatory Commission
     Region IV
     611 Ryan Plaza Drive
     Suite 400
     Arlington, TX  76011-8064

     Senior Resident Inspector
     Callaway Resident Office
     US Nuclear Regulatory Commission
     8201 NRC Road
     Steedman, MO  65077

     Kristine M. Thomas (2)
     Office of Nuclear Reactor Regulation
     US Nuclear Regulatory Commission
     1 White Flint, North, Mail Stop 13E16
     11555 Rockville Pike
     Rockville, MD  20852-2738

     Manager, Electric Department
     Missouri Public Service Commission
     P.O. Box 360
     Jefferson City, MO  65102

     Ron Kucera
     Department of Natural Resources
     P.O. Box 176
     Jefferson City, MO  65102

                                                                       Exhibit 1


Exhibit 1 to the NRC Application is included as Annex A to Exhibit C-1 to the U-1 Application.

                                                                       Exhibit 2


           Exhibit 2 to the NRC Application appears as Exhibit FS-1
                            to the U-1 Application.

                                                                       Exhibit 3



                       SIGNIFICANT HAZARDS CONSIDERATION
                       ---------------------------------

     This amendment request revises Union Electric Company's Facility Operating License No. NPF-30 for Callaway Plant to add a footnote after the words "Union Electric Company" in Paragraph 1.A to indicate that Union Electric has entered into a merger agreement with CIPSCO Incorporated which provides for Union Electric to become a wholly-owned operating company of Ameren Corporation, a registered public utility holding company under the Public Utility Holding Company Act of 1935, as amended ("the 1935 Act"). This proposed request allows amendment of the License, such that after the merger, Union Electric will continue to own and operate Callaway Plant as an operating company subsidiary of Ameren.

     The proposed change to the Operating License does not involve a significant hazards consideration because operation of Callaway Plant with this change would not:

A. Involve a significant increase in the probability or consequences of an accident previously evaluated. The proposed change does not affect accident initiators or assumptions. The radiological consequences of any accident previously evaluated remain unchanged. The change is an administrative change to reflect Union Electric's status as an operating company subsidiary of Ameren.

B. Create the possibility of a new or different kind of accident from any previously evaluated. The proposed change does not reduce the margin of safety assumed in any accident analysis or affect any safety limits. The change is administrative and reflects Union Electric's status as an operating company subsidiary of Ameren.

C. Involve a significant reduction in a margin of safety. The proposed change does not reduce the margin of safety assumed in any accident analysis or affect any safety limits. The change is administrative and reflects Union Electric's status as an operating company subsidiary of Ameren.

     As discussed above, the proposed change is strictly administrative in nature and has no effect on plant operations. The change does not involve a significant increase in the probability or consequences of an accident previously evaluated or create the possibility of a new or different kind of accident from any previously evaluated. This change does not result in a significant reduction in a margin of safety. Therefore, it has been determined that the proposed change does not involve a significant hazards consideration.

                                                                       Exhibit 4



                         ENVIRONMENTAL CONSIDERATIONS
                         ----------------------------

     This amendment application revises Union Electric Company's Facility Operating License No. NPF-30 for Callaway Plant to add a footnote after the words "Union Electric Company" in Paragraph 1.A. of the license to indicate that Union Electric has entered into a merger agreement with CIPSCO Incorporated which provides for Union Electric to become a wholly-owned operating company of Ameren Corporation.

     The proposed amendment does not involve changes with respect to the use of facility components located within the restricted area, as defined in 10 C.F.R.
20. It is an administrative change to revise a license condition. Union Electric has determined that the proposed amendment does not involve:

(1) A significant hazards consideration, as discussed in Exhibit 3 of this amendment application;

(2) A significant change in the types or significant increase in the amounts of any effluents that may be released offsite;

(3) A significant increase in individual or cumulative occupational radiation exposure.

     Accordingly, the proposed amendment meets the eligibility criteria for categorical exclusion set forth in 10 C.F.R. 51.22(c)(9). Pursuant to 10 C.F.R. 51.22(b), no environmental impact statement or environmental assessment need be prepared in connection with the issuance of this amendment.

                                                                    Attachment 2
                                                                     ULNRC-03341



                       PROPOSED OPERATING LICENSE CHANGE



                           PARAGRAPH 1.A     MARKUP

                                 UNITED STATES
                         NUCLEAR REGULATORY COMMISSION
                            WASHINGTON, D.C. 20555



                            UNION ELECTRIC COMPANY
                            ----------------------

                             DOCKET NO. STN 50-483
                             ---------------------

                           CALLAWAY PLANT UNIT NO. 1
                           -------------------------

                          FACILITY OPERATING LICENSE
                          --------------------------

                                                              License No. NPF-30


1.   The Nuclear Regulatory Commission (the Commission) has found that:

     A. The application for license filed by Union Electric Company/*/ (licensee), complies with the standards and requirements of the Atomic Energy Act of 1954, as amended (the Act), and the Commission's regulations set forth in 10 CFR Chapter 1, and all required notifications to other agencies or bodies have been duly made;

     B. Construction of the Callaway Plant, Unit No. 1 (the facility) has been substantially completed in conformity with Construction Permit No. CPPR-139 and the application, as amended, the provisions of the Act, and the regulations of the Commission;

     C. The facility will operate in conformity with the application, as amended, the provisions of the Act, and the regulations of the Commission;

     D. There is reasonable assurance: (i) that the activities authorized by this operating license can be conducted without endangering the health and safety of the public, and (ii) that such activities will be conducted in compliance with the Commission's regulations set forth in 10 CFR Chapter 1;

     E. Union Electric Company is technically qualified to engage in the activities authorized by this license in accordance with the Commis-sion's regulations set forth in 10 CFR Chapter 1;

     F. The licensee has satisfied the applicable provisions of 10 CFR Part 140 "Financial Protection Requirements and Indemnity Agreements," of the Commission's regulations;

     G. The issuance of this license will not be inimical to the common defense and security or to the health and safety of the public;


     /*/ As of the closing of the Merger contemplated by the Agreement and Plan of Merger, by and among Union Electric Company, CIPSCO Incorporated, Ameren Corporation and Arch Merger, Inc., dated August 11, 1995, Union Electric Company is a wholly-owned operating subsidiary of Ameren Corporation.

April 24, 1996

U.S. Nuclear Regulatory Commission
Attn:  Document Control Desk
Mail Station P1-137
Washington, D.C.  20555

Gentlemen:                                              ULNRC-03370

                             DOCKET NUMBER 50-483
                                CALLAWAY PLANT
               REVISION TO FACILITY OPERATING LICENSE NO. NPF-30
               -------------------------------------------------

     Union Electric Company transmits herewith an application requesting that the Nuclear Regulatory Commission ("NRC") consent to transfer the Facility Operating License for Callaway Plant.

     Union Electric Company ("Union Electric") is the holder of Facility Operating License No. NPF-30 ("the License") for Callaway Plant Unit No. 1 ("Callaway"). It has entered into a merger agreement with CIPSCO Incorporated which provides for Union Electric to become a wholly-owned operating company of Ameren Corporation ("Ameren"), a registered public utility holding company under the Public Utility Holding Company Act of 1935, as amended. On February 23, 1996, Union Electric filed an application to amend the License pursuant to 10 CFR 50.90. After reviewing that application, NRC staff determined that the merger would also require a transfer of the License to reflect Union Electric's status as a wholly-owned operating subsidiary of Ameren.

     Therefore, enclosed is an application in which Union Electric seeks consent of the NRC to transfer the License ("the Application"), pursuant to 10 CFR 50.80, such that after the merger Union Electric will continue to own and operate the Callaway plant as a wholly-owned operating subsidiary of Ameren.

U.S. Nuclear Regulatory Commission
ULNRC-03370
Page 2


     In addition, NRC staff requested a copy of any Federal Energy Regulatory Commission ("FERC") filings. Exhibit 5 to the Application is a copy of Union Electric's FERC filings.

     We also request that the NRC Staff expeditiously review this submittal so that the NRC's consent to the proposed transfer is received by December 1996 to facilitate the completion of the merger.

     If you have any questions concerning this matter, please contact me.

                                       Very truly yours,



                                    /s/Donald F. Schnell

JMC:mas

Attachment:  1)  Application for NRC Consent to
                 Transfer License NPF-30 including
                 Exhibit 5, the FERC merger filing.

STATE OF MISSOURI  )
                   )    SS
CITY OF ST. LOUIS  )



     Donald F. Schnell, of lawful age, being first duly sworn upon oath, says that he is Senior Vice President-Nuclear and an officer of Union Electric Company; that he has read the foregoing document and knows the content thereof; that he has executed the same for and on behalf of said Company with full power and authority to do so; and that the facts therein stated are true and correct to the best of his knowledge, information and belief.



                                       By /s/ Donald F. Schnell
                                          ---------------------
                                          Donald F. Schnell
                                          Senior Vice President
                                          Nuclear



     SUBSCRIBED and sworn to before me this 24th day of April, 1996.



                                             Signature
                                          -----------------
                                             Notary Public

                   APPLICATION OF UNION ELECTRIC COMPANY FOR
                 NRC CONSENT TO TRANSFER OF LICENSE NO. NPF-30
                 ---------------------------------------------

     Union Electric Company ("Union Electric") is the holder of Facility Operating License No. NPF-30 ("License") for Callaway Plant Unit No. 1 ("Callaway"). It has entered into a merger agreement with CIPSCO Incorporated ("CIPSCO") which provides for Union Electric to become a wholly-owned operating company of Ameren Corporation ("Ameren"), a registered public utility holding company under the Public Utility Holding Company Act of 1935, as amended. By this Application, Union Electric seeks an NRC order consenting to the transfer of the License, such that after the merger Union Electric will continue to own and operate the Callaway plant as a wholly-owned operating subsidiary of Ameren.

     On February 23, 1996, Union Electric filed an application to amend the License pursuant to 10 CFR 50.90 ("the Original Application"). After reviewing the Original Application, NRC staff determined that the merger would also require a transfer of the License to reflect Union Electric's status as a wholly-owned operating subsidiary of Ameren. While it is true that the proposed merger requires no change in the design or operation of Callaway, the merger will make Union Electric a wholly-owned operating subsidiary of Ameren. Therefore, the merger may be deemed to effect a change in the control of the owner of Callaway, Union Electric. Accordingly, this Application requests the consent of the NRC under 10 CFR 50.80 for transfer of the

License to reflect the effective change in control of the owner of Callaway, Union Electric, as a result of the merger.

     The information required to be included in an application for transfer of a license pursuant to 10 CFR 50.80 is contained in the Original Application, thus the Original Application is incorporated by reference herein as if it were set forth verbatim. This information demonstrates that the requested consent is consistent with applicable provisions of law, NRC regulations and NRC orders. While antitrust information is set forth in Section V of the Original Application, Union Electric's Federal Energy Regulatory Commission ("FERC") filing is attached as Exhibit 5/1/ to this application to aid the NRC in conducting the antitrust review.

     The merger requires the approval of the FERC, the Securities Exchange Commission, the Missouri Public Service Commission, and the Illinois Commerce Commission. In addition, it is subject to review by the Department of Justice or the Federal Trade Commission and the expiration of the applicable waiting period under the Hart-Scott-Rodino Act. The companies are working to complete the merger in early 1997. Therefore, Union Electric is seeking to obtain all necessary regulatory approvals prior to that time. Union Electric requests that the NRC review this request for transfer of the License on a schedule that will result in final action as promptly as possible, and in any event prior to December 31, 1996.

------------
/1/ The Original Application, which as been incorporated herein by reference, contained four exhibits.

     All communications pertaining to this Application should be sent to:

               Joseph E. Birk
               Assistant to the Vice President
                 and General Counsel
               Union Electric Company
               P.O. Box 149 (MC 1301)
               St. Louis, MO  63166

               William B. Bobnar
               Attorney
               Union Electric Company
               P.O. Box 149  (MC 1310)
               St. Louis, MO  63166

               Alan C. Passwater
               Manager-Licensing & Fuels
               Union Electric Company
               P.O. Box 149  (MC 470)
               St. Louis, MO  63166


     Union Electric requests, for the reasons stated above, that the NRC consent to the transfer of the License under 10 CFR 50.80 to reflect the effective change in control of the owner of Callaway, Union Electric. Union Electric also requests that the NRC issue an order to effectuate said transfer.


Respectfully submitted,


UNION ELECTRIC COMPANY


By: /s/  Donald F. Schnell
    ----------------------------
     Donald F. Schnell
     Senior Vice President
     Nuclear
cc:  T. A. Baxter, Esq.
     Shaw, Pittman, Potts & Trowbridge
     2300 N. Street, N.W.
     Washington, D.C.  20037

     M. H. Fletcher
     Professional Nuclear Consulting, Inc.
     19041 Raines Drive
     Derwood, MD  20855-2432

     L. Joe Callan
     Regional Administrator
     US Nuclear Regulatory Commission
     Region IV
     611 Ryan Plaza Drive
     Suite 400
     Arlington, TX  76011-8064

     Senior Resident Inspector
     Callaway Resident Office
     US Nuclear Regulatory Commission
     8201 NRC Road
     Steedman, MO  65077

     Kristine M. Thomas (2)
     Office of Nuclear Reactor Regulation
     US Nuclear Regulatory Commission
     1 White Flint, North, Mail Stop 13E16
     11555 Rockville Pike
     Rockville, MD  20852-2738

     Manager, Electric Department
     Missouri Public Service Commission
     P.O. Box 360
     Jefferson City, MO  65102